Exhibit 99.2

Notice to Participants:

American Finance Trust, Inc. (the “Company”) hereby notifies you, as a participant in the Company’s previously suspended distribution reinvestment plan (the “DRIP”), that the Company has reinstated and amended and restated the DRIP (the “A&R DRIP”), effective July 19, 2018. You will continue to be a participant in the A&R DRIP. Beginning with the distributions payable on or about August 3, 2018, distributions payable with respect to all or a portion of your shares of the Company’s common stock may be reinvested in shares of the Company’s Class A common stock.

Enclosed for your reference is a copy of the A&R DRIP.

Please feel free to contact AFIN’s investor relations group at 866-902-0063 to discuss any questions about this notice.